Exhibit 99.1
Contact:

John Jenson
Vice President, Corporate Controller
Universal Technical Institute, Inc.
(623) 445-0821

Universal Technical Institute Reports Fiscal Year 2014 Third Quarter Results

SCOTTSDALE, ARIZ. - August 5, 2014 - Universal Technical Institute, Inc. (NYSE: UTI), the leading provider of automotive technician training, today reported revenues for the third quarter ended June 30, 2014 of $91.3 million, a 0.4 percent increase from $91.0 million for the third quarter of the prior year. Net income for the third quarter ended June 30, 2014 was $0.4 million, or 1 cent per diluted share, compared to $0.3 million, or 1 cent per diluted share, for the third quarter ended June 30, 2013.

Revenues for the nine months ended June 30, 2014 were $283.0 million, a 0.5 percent decrease from $284.5 million for the nine months ended June 30, 2013. Net income for the nine months ended June 30, 2014 was $0.5 million, or 2 cents per diluted share, compared to $2.9 million, or 12 cents per diluted share, for the nine months ended June 30, 2013.

“Despite significant growth in demand for our graduates, economic and regulatory headwinds continue to create challenges in attracting new students,” said Chairman and CEO Kim McWaters. "Our focus remains on quality education and strong student outcomes, managing costs, and finding innovative, efficient ways to help more students pursue an education with UTI.”

Student Metrics

	Three Months Ended June 30,		Nine months ended June 30,
	2014	2013	2014	2013
	(Rounded to hundreds)
Total starts	1,900	2,500	7,300	8,100
Average undergraduate full-time student enrollment	13,400	13,800	14,500	15,100
End of period undergraduate full-time student enrollment	12,600	13,000	12,600	13,000

Third Quarter Operating Performance

For the third quarter of 2014, revenues were $91.3 million, a 0.4 percent increase from $91.0 million for last year's third quarter. The increase in revenues primarily related to tuition rate increases and an increase in industry training revenue. Revenues were negatively impacted by the decline of 2.9 percent in average undergraduate full-time student enrollment. During the third quarter of 2014 and 2013, tuition excluded $5.6 million and $4.4 million, respectively, related to students participating in the Company's proprietary loan program which will be recognized as revenues when payments are received.

Operating income and margin for the third quarter of 2014 were $1.1 million and 1.2 percent, respectively, compared to operating income and margin of $0.5 million and 0.5 percent, respectively, in the same period last year. The improvements in operating income and operating margin were primarily attributable to cost control and an increase in tuition per student, partially offset by the decrease in our average undergraduate student population.

Earnings before interest, taxes, depreciation and amortization (EBITDA) for the third quarter of 2014 was $6.8 million compared to $6.4 million in the same period last year. See “Use of Non-GAAP Financial Information” below.

Nine Month Operating Performance
Revenues for the nine months ended June 30, 2014 were $283.0 million, a 0.5 percent decrease from $284.5 million for the nine months ended June 30, 2013. Revenues were negatively impacted by the decline of 4.0 percent in average undergraduate full-time student enrollment. The decrease in revenues was partially offset by tuition rate increases and an increase in industry training revenue. Tuition excluded $18.4 million and $15.4 million, respectively, related to students participating in the Company's proprietary loan program which will be recognized as revenues when payments are received.

Operating income and margin for the nine months ended June 30, 2014 were $2.6 million and 0.9 percent, respectively, compared to $4.5 million and 1.6 percent, respectively, for the nine months ended June 30, 2013. The decreases in operating income and margin were related to the decrease in revenues and an increase in advertising expenses. While we continue to be focused on cost management, our highly fixed cost structure contributed to the decrease in operating margin compared to the same period last year.

During the nine months ended June 30, 2014, stock based compensation awards expired underwater requiring a write-off of the related deferred tax asset. The write-off resulted in an additional $0.6 million non-cash charge to income tax expense during the period.

Earnings before interest, taxes, depreciation and amortization (EBITDA) for the nine months ended June 30, 2014 was $19.9 million compared to $22.7 million for the nine months ended June 30, 2013. See “Use of Non-GAAP Financial Information” below.

Liquidity
Cash, cash equivalents and investments totaled $91.1 million at June 30, 2014, compared to $97.4 million at September 30, 2013. At June 30, 2014, shareholders' equity totaled $133.6 million as compared to $138.8 million at September 30, 2013. We paid cash dividends of $0.10 per common share in December 2013 and March and June 2014 totaling approximately $7.4 million.

Pursuant to the previously announced share repurchase plan, we purchased 120,252 shares during the nine months ended June 30, 2014 at an average price per share of $11.79 and a total cost of approximately $1.4 million.

Cash used in operating activities was $6.4 million for the three months ended June 30, 2014, compared to $2.2 million for the three months ended June 30, 2013. Cash provided by operating activities was $9.5 million for the nine months ended June 30, 2014, compared to $5.4 million for the nine months ended June 30, 2013.

2014 Outlook
As a result of the declines in new student applications in the third quarter and the continued economic and regulatory headwinds, we anticipate a decline in new student starts in the mid single digits in the fourth quarter as compared to the prior year. However, with continued expense management, we should be able to produce a meaningful improvement in fourth quarter operating income compared to last year, while continuing to invest in strategies to improve overall enrollments and grow revenue in the future.

Conference Call
Management will hold a conference call to discuss the 2014 third quarter results today at 1:30 p.m. PDT (4:30 p.m. EDT). This call can be accessed by dialing 412-858-4600 or 800-860-2442. Investors are invited to listen to the call live at http://uti.investorroom.com/. Please access the website at least 15 minutes early to register, download and install any necessary audio software. A replay of the call will be available on the Investor Relations section of UTI's website for 60 days or the replay can be accessed through August 15, 2014 by dialing 412-317-0088 or 877-344-7529 and entering pass code 10050193.

Use of Non-GAAP Financial Information
This press release and the related conference call contains non-GAAP (Generally Accepted Accounting Principles) financial measures, which are intended to supplement, but not substitute for, the most directly comparable GAAP measures. Management chooses to disclose to investors, these non-GAAP financial measures because they provide an additional analytical tool to clarify the results from operations and helps to identify underlying trends. Additionally, such measures help compare the Company's performance on a consistent basis across time periods. To obtain a complete understanding of the Company's performance these measures should be examined in connection with net income, determined in accordance with GAAP, as presented in the financial statements and notes thereto included in the annual and quarterly filings with the Securities and Exchange Commission. Since the items excluded from these measures are significant components in understanding and assessing financial performance under GAAP, these measures should not be considered to be an alternative to net income as a measure of the Company's operating performance or profitability. Exclusion of items in the non-GAAP presentation should not be construed as an inference that these items are unusual, infrequent or non-recurring. Other companies, including other companies in the education industry, may calculate non-GAAP financial measures differently than UTI does, limiting their usefulness as a comparative measure across companies. A reconciliation of the non-GAAP financial measures to the most directly comparable GAAP measures are included below.

Safe Harbor Statement
All statements contained herein, other than statements of historical fact, are “forward-looking” statements within the meaning of Section 21E of the Securities Exchange Act of 1934 and Section 27A of the Securities Act of 1933, as amended. Such statements are based upon management's current expectations and are subject to a number of uncertainties that could cause actual performance and results to differ materially from the results discussed in the forward-looking statements. Factors that could affect the Company's actual results include, among other things, changes to federal and state educational funding, changes to regulations or agency interpretation of such regulations affecting the for-profit education industry, possible failure or inability to obtain regulatory consents and certifications for new or expanding campuses, potential increased competition, changes in demand for the programs offered by UTI, increased investment in management and capital resources, the effectiveness of the recruiting, advertising and promotional efforts, changes to interest rates and unemployment, general economic conditions of the Company and other risks that are described from time to time in the Company's public filings. Further information on these and other potential factors that could affect the financial results or condition may be found in the Company's filings with the Securities and Exchange Commission. The forward-looking statements speak only as of the date of this press release. Except as required by law, the Company expressly disclaims any obligation to publicly update any forward-looking statements whether as a result of new information, future events, changes in expectations, any changes in events, conditions or circumstances, or otherwise.

About Universal Technical Institute, Inc.

Headquartered in Scottsdale, Arizona, Universal Technical Institute, Inc. (NYSE: UTI) is the leading provider of post-secondary education for students seeking careers as professional automotive, diesel, collision repair, motorcycle and marine technicians. With more than 180,000 graduates in its 49-year history, UTI offers undergraduate degree and diploma programs at 11 campuses across the United States, as well as manufacturer-specific training programs at dedicated training centers. Through its campus-based school system, UTI provides specialized post-secondary education programs under the banner of several well-known brands, including Universal Technical Institute (UTI), Motorcycle Mechanics Institute and Marine Mechanics Institute (MMI) and NASCAR Technical Institute (NASCAR Tech). For more information visit www.uti.edu.

(Tables Follow)

UNIVERSAL TECHNICAL INSTITUTE, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED INCOME STATEMENTS
(UNAUDITED)

	Three Months Ended June 30,		Nine Months Ended June 30,
	2014	2013	2014	2013
	(In thousands, except per share amounts)
Revenues	$91,316	$90,954	$283,047	$284,470
Operating expenses:
Educational services and facilities	48,682	49,140	150,445	149,288
Selling, general and administrative	41,561	41,356	130,030	130,657
Total operating expenses	90,243	90,496	280,475	279,945
Income from operations	1,073	458	2,572	4,525
Other income:
Interest income (expense), net	(494)	61	(1,117)	180
Equity in earnings of unconsolidated affiliate	135	—	343	—
Other income	193	97	572	461
Total other income (expense)	(166)	158	(202)	641
Income before income taxes	907	616	2,370	5,166
Income tax expense	537	320	1,845	2,228
Net income	$370	$296	$525	$2,938
Earnings per share:
Net income per share - basic	$0.02	$0.01	$0.02	$0.12
Net income per share - diluted	$0.01	$0.01	$0.02	$0.12
Weighted average number of shares outstanding:
Basic	24,618	24,420	24,641	24,527
Diluted	24,918	24,580	24,905	24,620
Cash dividends declared per common share	$0.10	$0.10	$0.30	$0.30

UNIVERSAL TECHNICAL INSTITUTE, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(UNAUDITED)

	June 30, 2014	September 30, 2013
Assets	(In thousands)
Current assets:
Cash and cash equivalents	$25,129	$35,657
Restricted cash	2,737	5,748
Investments, current	48,143	57,531
Receivables, net	7,750	11,406
Deferred tax assets, net	5,984	7,452
Prepaid expenses and other current assets	17,604	15,553
Total current assets	107,347	133,347
Investments, less current	17,797	4,188
Property and equipment, net	107,095	103,070
Goodwill	20,579	20,579
Deferred tax assets, net	11,868	8,835
Other assets	9,984	9,444
Total assets	$274,670	$279,463
Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable and accrued expenses	$36,151	$39,229
Deferred revenue	38,579	46,890
Accrued tool sets	4,062	3,971
Lease financing obligation, current	5,332	—
Income tax payable	1,086	79
Other current liabilities	2,470	2,192
Total current liabilities	87,680	92,361
Deferred rent liability	10,784	11,932
Lease financing obligation, less current	32,634	—
Construction liability	—	27,632
Other liabilities	9,953	8,768
Total liabilities	141,051	140,693
Commitments and contingencies
Shareholders’ equity:
Common stock, $0.0001 par value, 100,000,000 shares authorized, 30,604,748 shares issued and 24,592,169 shares outstanding at June 30, 2014 and 30,535,847 shares issued and 24,643,520 shares outstanding as of September 30, 2013	3	3
Preferred stock, $0.0001 par value, 10,000,000 shares authorized; 0 shares issued and outstanding	—	—
Paid-in capital	174,227	171,087
Treasury stock, at cost, 6,012,579 shares at June 30, 2014 and 5,892,327 shares at September 30, 2013	(90,769)	(89,346)
Retained earnings	50,158	57,026
Total shareholders’ equity	133,619	138,770
Total liabilities and shareholders’ equity	$274,670	$279,463

UNIVERSAL TECHNICAL INSTITUTE, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)

	Nine Months Ended June 30,
	2014	2013
	(In thousands)
Cash flows from operating activities:
Net income	$525	$2,938
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	14,461	16,917
Amortization of assets subject to financing obligation	1,086	—
Amortization of held-to-maturity investments	1,869	1,462
Bad debt expense	2,891	3,679
Stock-based compensation	4,322	4,436
Excess tax benefit from stock-based compensation	(7)	—
Deferred income taxes	(2,510)	(1,727)
Equity in earnings of unconsolidated affiliate	(343)	—
Net training equipment credits earned	(892)	(1,348)
Loss on disposal of property and equipment	385	84
Changes in assets and liabilities:
Receivables	765	647
Prepaid expenses and other current assets	(1,731)	1,716
Other assets	(442)	(935)
Accounts payable and accrued expenses	(3,878)	(7,810)
Deferred revenue	(8,311)	(14,450)
Income tax payable/receivable	1,007	(566)
Accrued tool sets and other current liabilities	662	917
Deferred rent liability	(1,148)	(866)
Other liabilities	745	284
Net cash provided by operating activities	9,456	5,378
Cash flows from investing activities:
Purchase of property and equipment	(7,787)	(6,646)
Proceeds from disposal of property and equipment	40	54
Purchase of investments	(46,333)	(60,138)
Proceeds received upon maturity of investments	40,243	51,135
Return of capital contribution from unconsolidated affiliate	238	—
Decrease in restricted cash	3,020	1,000
Net cash used in investing activities	(10,579)	(14,595)
Cash flows from financing activities:
Payment of cash dividend	(7,393)	(7,356)
Repayment of financing obligation	(359)	—
Payment of payroll taxes on stock-based compensation through shares withheld	(237)	(198)
Proceeds from issuance of common stock under employee plans	—	395
Excess tax benefit from stock-based compensation	7	—
Purchase of treasury stock	(1,423)	(5,373)
Net cash used in financing activities	(9,405)	(12,532)
Net decrease in cash and cash equivalents	(10,528)	(21,749)
Cash and cash equivalents, beginning of period	35,657	45,665
Cash and cash equivalents, end of period	$25,129	$23,916

UNIVERSAL TECHNICAL INSTITUTE, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP FINANCIAL INFORMATION TO NON-GAAP FINANCIAL INFORMATION
(UNAUDITED)

Reconciliation of Net Income to EBITDA

	Three Months Ended June 30,		Nine Months Ended June 30,
	2014	2013	2014	2013
	(In thousands)
Net income	$370	$296	$525	$2,938
Interest expense (income), net	494	(61)	1,117	(180)
Income tax expense	537	320	1,845	2,228
Depreciation and amortization	5,382	5,858	16,443	17,752
EBITDA	$6,783	$6,413	$19,930	$22,738

UNIVERSAL TECHNICAL INSTITUTE, INC. AND SUBSIDIARIES
SELECTED SUPPLEMENTAL FINANCIAL INFORMATION
(UNAUDITED)

	Three Months Ended June 30,		Nine Months Ended June 30,
	2014	2013	2014	2013
	(In thousands)
Salaries expense	$39,982	$38,957	$120,325	$118,543
Employee benefits and tax	7,645	8,221	23,688	24,857
Stock-based compensation	1,216	1,431	4,322	4,436
Bonus expense	852	429	1,943	2,964
Total compensation and related costs	$49,695	$49,038	$150,278	$150,800

Occupancy expense	$9,343	$9,890	$29,173	$29,555
Depreciation and amortization expense	$5,382	$5,858	$16,443	$17,752
Bad debt expense	$901	$1,059	$2,891	$3,679
Legal services expense	$349	$630	$1,005	$1,414

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